FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“Amendment”) is made as of this 9th day of March, 2023 (“Effective Date”) by and between Bala Plaza Property, Inc., a Delaware corporation (“Landlord”), and Larimar Therapeutics, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant, as successor by name change to Chondrial Therapeutics, Inc., entered into a certain Lease, dated as of August 8, 2019 (“Lease”), under which Landlord leased to Tenant 4,642 rentable square feet of space on the fifth floor of the Building, as more particularly described in the Lease (the “Original Premises”).
B.
Landlord and Tenant desire to amend the Lease to (i) expand the Original Premises by adding thereto 3,462 rentable square feet of space, being a portion of the space known as Suite 505E and 504E and located on the fifth floor of the Building, as such space is shown outlined and hatched in black on the floor plan attached hereto as Exhibit A (the “Additional Space”), (ii) extend the Term of the Lease for the Original Premises for three (3) years commencing September 1, 2023 and expiring August 31, 2026, (iii) provide for the performance by Landlord of certain improvements to the Additional Space, (iv) set the Fixed Rent and Additional Rent for the Additional Space and adjust the Fixed Rent and Additional Rent payable under the Lease, and (v) otherwise amend the Lease as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Defined Terms. Capitalized terms used but not defined in this Amendment shall have the same meanings as set forth in the Lease.
2.
Extended Term. The Term of the Lease is hereby extended for a period of three (3) years (the “Extended Term”) commencing September 1, 2023 and expiring August 31, 2026 (hereinafter the “Expiration Date”). All provisions of the Lease, as amended hereby and except as otherwise expressly set forth herein, shall apply to the Extended Term.
3.
Condition of the Original Premises. Tenant accepts the Original Premises for such extended term in their "AS IS" condition as of the commencement of the Extended Term. Tenant acknowledges that neither Landlord, nor Landlord's agents, representatives, employees, servants or attorneys have made any representations or promises, whether express or implied, concerning the condition of the Original Premises, and agrees that, Landlord shall have no obligation to make any alterations or improvements to the Original Premises for or during the Extended Term, other than Landlord's repair and maintenance obligations under the Lease.
4.
Demise of Additional Space.

(a)
Landlord hereby leases, demises and lets unto Tenant the Additional Space, and Tenant hereby takes and hires the Additional Space from Landlord, for the period commencing on the date that Landlord's Work (defined in Section 7 below) to be completed by Landlord pursuant to Section 7 below is Substantially Completed, except for any Punch List Items, (the "Additional Space Commencement Date'') and terminating on August 31, 2026 (being the Expiration Date of the Lease).
(b)
Tenant shall, within ten (10) business days after request from Landlord, execute a confirmation of the Additional Space Commencement Date, and other matters as Landlord may reasonably request, which confirmation shall be in substantially the form of Exhibit B attached hereto; any failure to respond within such time shall be deemed an acceptance of the matters as set forth therein. If Tenant disagrees with Landlord's determination of the Additional Space Commencement Date, Tenant shall pay Fixed Rent and Additional Rent, and shall perform all other obligations relating to the Additional Space commencing on the date determined by Landlord, subject to refund or credit when the matter is resolved.
(c)
Except for Landlord's Work to be made by Landlord pursuant to Section 7 of this Amendment, Tenant accepts the Additional Space in its "AS IS'' condition as of the Effective Date. Tenant acknowledges that neither Landlord, nor Landlord's agents, representatives, employees, servants or attorneys have made any representations or promises, whether express or implied, concerning the condition of the Additional Space, and agrees that Landlord shall have no obligation to make any alterations or improvements to the Additional Space for or during the remainder of the term of the Lease, except for Landlord's Work to be made by Landlord pursuant to Section 7 of this Amendment, other than Landlord's repair and maintenance obligations under the Lease.
(d)
Landlord and Tenant agree that effective on the Additional Space Commencement Date, (i) the Additional Space shall be deemed to be part of the "Premises" leased by Tenant from Landlord under the Lease, (ii) the combined Premises shall consist of approximately 8,104 rentable square feet, and (iii) the Additional Space shall be governed by all of the provisions of the Lease, as amended hereby.
5.
Adjustment of Base Rent and Additional Rent.
(a)
Effective on September 1, 2023 and continuing through the Expiration Date, Tenant shall pay Landlord annual Fixed Rent and monthly installments thereof with respect to the Original Premises only as follows:

Period	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per RSF
September 1, 2023 - August 31, 2024*	$163,823.92	$14,893.08	$38.50
September 1, 2024 - August 31, 2025	$182,198.50	$15,183.21	$39.25
September 1, 2025 - August 31, 2026	$185,680.00	$15,473.33	$40.00

* Tenant does not have an obligation to pay Fixed Rent for the first (1st) month of this period (the Fixed Rent being abated), and, therefore, the Annual Fixed Rent amount for this period reflects eleven (11) months' of monthly Fixed Rent instead of twelve (12) months' of monthly Fixed Rent.

(b)
Effective on September 1, 2023, Tenant's Base Year under Article 1 of the Lease applicable to the Original Premises shall be the 2023 calendar year.
(c)
Effective on September 1, 2023, with respect to the Original Premises only, Tenant's Proportionate Share under Article 1 of the Lease shall continue to be 1.2057%.
6.
Annual Fixed Rent and Additional Rent for Additional Space.
(a)
Effective on the Additional Space Commencement Date and continuing through the Expiration Date, Tenant shall pay Landlord annual Fixed Rent and monthly installments thereof with respect to the Additional Space only as follows:

Period	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per RSF
Additional Space Commencement Date - August 31, 2024*	$122,179.75	$11,107.25	$38.50
September 1, 2024 - August 31, 2025	$135,883.50	$11,323.63	$39.25
September 1, 2025 - August 31, 2026	$138,480.00	$11,540.00	$40.00

* Tenant does not have an obligation to pay Fixed Rent for the first (1st) month of this period (the Fixed Rent being abated), and, therefore, the Annual Fixed Rent amount for this period reflects eleven (11) months' of monthly Fixed Rent instead of twelve (12) months' of monthly Fixed Rent. In the event the Additional Space Commencement Date is delayed beyond September 1, 2023, the above rental period dates shall be correspondingly adjusted.

(b)
Effective on the Additional Space Commencement Date, Tenant's Base Year under Article 1 of the Lease applicable to the Additional Space shall be the 2023 calendar year. The Base Year for the entire Premises will therefore be the 2023 calendar year.
(c)
Effective on the Additional Space Commencement Date, with respect to the Additional Space only, Tenant's Proportionate Share under Article 1 of the Lease shall be 0.8992%. Effective on the Additional Space Commencement Date, the total rentable square footage of the Premises shall be 8,104 rentable square feet and Tenant's Proportionate Share for the entire Premises shall be 2.1049%.
(d)
Landlord currently holds $27,078.34 as the Security Deposit under Articles 1 and 27 of the Lease. That amount is subject to reduction in accordance with, and subject to, the provisions of Article 27. As an additional Security Deposit, on or before the Effective Date, Tenant shall deposit with Landlord an amount equal to $22,214.50 to be held by Landlord as a Security Deposit pursuant to Article 27 of the Lease except that this additional Security Deposit shall be in addition to the initial Security Deposit under the Lease and shall not be subject to the reduction terms and conditions set forth in Article 27. As of the Effective Date, Landlord will hold a combined security deposit of $49,292.84 through the remainder of the Term.

7.
Landlord's Work.
(a)
At Landlord's expense, Landlord agrees to construct Landlord's Work and improvements to the Additional Space (the “Landlord's Work”) in Landlord's Building standard manner, in a good and workmanlike manner, in compliance with all applicable laws and in accordance with (i) Nelson Architecture and Interiors space plan dated November 10, 2022 and revised January 6, 2023 - Project #PR1 R10/5 Plan #22.0022013.013/JNP/CFA including all Alternates on the Alternates list except for Alternate #5 attached hereto and made a part hereof as Exhibit C (the “Plans”), and (ii) mechanical and engineering drawings (“MEPs”) to be prepared based upon the Plans.
(b)
Neither the preparation of the Plans and the MEPs, nor the review or approval thereof by Landlord constitutes a representation or warranty by Landlord that any such documents (i) are complete or suitable for their intended purpose, or (ii) comply with Requirements; it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness or suitability.
(c)
If Tenant requests any changes to the Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Building's structure, systems, equipment, appearance or value. Upon such a request by Tenant, and prior to Tenant being bound by the applicable proposed change order, Landlord shall reasonably promptly provide Tenant with written estimates of the increased construction costs and the time delay associated with any proposed change order. If ordered by Tenant, Landlord shall implement such change order and Tenant shall bear such costs and shall pay such estimated increased costs to Landlord within 10 days of receipt of an invoice therefor at such time as the request is approved by Landlord. If the actual increased costs are greater than the estimated increased costs, Tenant shall pay the difference in increased costs to Landlord within 30 days of an invoice promptly upon demand therefor. The costs charged by Landlord to Tenant caused by Tenant's requesting changes to the Landlord's Work or the Plans shall be equal to the sum of (i) the amount of money Landlord has to pay to cause the Landlord's Work, as reflected by revised Plans, to be constructed above the costs that Landlord would have had to pay to cause the Landlord's Work to be constructed if no changes had been made to the Plans (“Differential”), (ii) any cancellation fees, reshipping charges or any other similar costs incurred by Landlord in connection therewith, and (iii) an amount equal to 5% of the Differential to compensate Landlord for its time and effort in connection with such changes. If such changes delay Landlord's performance of the work shown on the Plans, then such delay shall constitute a Tenant Delay. Any other actions of Tenant, or inaction by Tenant, which delays Landlord in completing the Landlord's Work shown on such Plans shall also constitute a Tenant Delay. Whenever possible and practical, Landlord will utilize, for the construction of the Landlord's Work, the items and materials designated in the Plans; provided, however, that whenever Landlord reasonably determines in its judgment that it is not practical or efficient to use such materials, Landlord shall have the right to substitute comparable items and materials (or of better quality at no cost to Tenant if no such comparable item exists or is readily obtainable; at no time shall Tenant be required to accept an inferior substitute because of the unavailability of the item specified). If Tenant refuses to grant such consent, and Landlord is reasonably delayed in causing the Premises, or any part thereof, to be Substantially Complete because of Tenant's failure to permit the substitution of comparable items and materials (or of better quality at no cost to Tenant if no such comparable item exists or is readily available), such delay shall constitute a Tenant Delay.
(d)
Tenant shall pay to Landlord a sum equal to any actual cost to Landlord in completing the Landlord's Work resulting from any Tenant Delay.
(e)
Except as hereinafter provided, no Tenant Parties shall enter the Additional Space during the performance of the Landlord's Work. Tenant hereby designates John Berman as its authorized agent (“Tenant's Construction Agent”) for the purpose of submitting to Landlord and authorizing any Change Orders and for the purpose of consulting with Landlord as to any and all aspects of Landlord's Work. Tenant's Construction Agent shall have the right to inspect the Additional Space during the course of the Landlord's Work provided Tenant's Construction Agent shall make a prior appointment with Landlord and/or its contractor at a mutually convenient time.
(f)
Subject to a mutually acceptable schedule, Tenant will have access to the Additional Space ten (10) days prior to the Additional Space Commencement Date, solely for the purpose of installing telephone and communication systems, security equipment, related cabling, moving furniture, and other similar requirements, at no charge to Tenant. If Tenant enters upon the Additional Space prior to the completion of the Landlord's Work, (a) Tenant shall comply with the provisions of this Lease, and (b) Tenant shall indemnify and save Landlord harmless from and against any and all Losses arising from or claimed to arise as a result of (i) any act, neglect or failure to act of Tenant or anyone entering the Additional Space with Tenant's permission, or (ii) any other reason whatsoever arising out of Tenant's entry upon the Additional Space prior to the Additional Space Commencement Date.
(g)
Because Tenant will be in possession of the Premises during the performance of the Landlord's Work and a portion of the Landlord's Work will impact the Original Premises, Tenant shall (i) not interfere with the execution and performance of any of the Landlord's Work, and (ii) take all reasonable steps requested by Landlord or its contractor(s) to provide working areas within the Original Premises required by Landlord or its contractors, so that the Landlord's Work will not be delayed by the presence of Tenant's personnel in the Original Premises. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Original Premises during the performance of the Landlord's Work. Notwithstanding anything to the contrary contained in the Lease, in no event shall Landlord's (or its contractors') entry upon the Original Premises for the purposes of performing the Landlord's Work be deemed to be an eviction, actual or constructive, of Tenant from the Original Premises or any portion thereof, nor shall anything contained in this Section 7 or any action of Landlord in accordance herewith relieve or excuse Tenant from its obligations and duties under the Lease, as amended by this Amendment.
(h)
Tenant hereby assumes all risk to Tenant's trade fixtures, fixtures and other personal property (“Tenant's Property”) arising in connection with the performance of the Landlord's Work, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant hereby releases Landlord, its agents, employees and contractors, from and against any claim, loss, cost or liability for damage to Tenant's Property or for injury to any persons resulting or claimed to have resulted in connection with the Landlord's Work, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. In accordance with the foregoing, Tenant shall (i) obtain property and liability insurance, or confirm that its current insurance policies are effective, against such risks in the amounts required under the Lease, and Tenant shall provide Landlord with evidence of such insurance prior to the commencement of the Landlord's Work, which insurance policies shall include a waiver of subrogation in favor of Landlord whereby Tenant and its insurer(s) each waive any right of recovery against Landlord for any loss or damage suffered in connection with the performance of the Landlord's Work, whether or not such loss or damage is caused by the fault or negligence of Landlord, and (ii) indemnify and hold harmless Landlord, its agents, employees and contractors from any claim, loss, cost or liability for damage to Tenant's Property or, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, for injury to any persons resulting or claimed to have resulted in connection with the performance of the Landlord's Work.
(i)
Landlord shall use commercially reasonable efforts to Substantially Complete Landlord's Work on or prior to September 1, 2023. Landlord and Tenant further agree that if the Additional Space Commencement Date does not occur by March 1, 2024, as may be extended by Unavoidable Delays and Tenant Delays, Tenant may, at any time thereafter until the Additional Space Commencement Date, terminate this Lease by giving written notice to Landlord in which case this Lease shall terminate and neither party shall have any further liability to the other except (i) those obligations expressly intended to survive the termination of this Lease, and (ii) an obligation on the part of Landlord to return to Tenant any amounts deposited by Tenant under this Lease.
(j)
Landlord warrants that the Landlord's Work shall be free from defects in design, materials and workmanship that arise during the Warranty Period. If Tenant gives Landlord written notice during the Warranty Period (time being of the essence) of any such defect, as Tenant's sole remedy and Landlord's sole obligation, Landlord shall perform (or cause to be performed) the work necessary to correct or fix such defect at Landlord's sole cost and expense and as soon as practicable under the circumstances, but in any event, within 30 days following receipt of the notice, subject to Tenant Delays and Unavoidable Delays. As used in this Amendment, the “Warranty Period” means the one year period that begins on the date that the Landlord's Work is Substantially Completed.
8.
Reserved Parking. At no cost to Tenant throughout the Term of the Lease, Landlord shall reserve for Tenant's exclusive use two (2) of the parking spaces in the reserved parking area at the back of Three Bala East, as such spaces are outlined and hatched on the drawing of such lot attached hereto and made a part hereof as Exhibit D. by identifying each such space with a Building standard sign with Tenant's name. Tenant shall comply with the reasonable rules and regulations relating to the use of such reserved parking areas that are established from time to time by Landlord.
9.
Substitution of Other Premises. Notwithstanding anything to the contrary contained in the Lease, including, without limitation, Section 14.3 of the Lease, Landlord may exercise its substitution right under the Lease no more than once during the Term.
10.
Restatement of Remedy. Section 15.2(e) of the Lease is hereby restated in its entirety as follows:

“15.2(e) CONFESSION OF JUDGMENT FOR POSSESSION OF PREMISES. TENANT HEREBY EXPRESSLY AUTHORIZES THE PROTHONOTARY, CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT IN ANY AND ALL ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO RECOVER POSSESSION OF THE PREMISES (IN EJECTMENT OR OTHERWISE), WITHOUT ANY LIABILITY ON THE PART OF SAID ATTORNEY, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, AND TENANT AGREES THAT UPON THE ENTRY OF SUCH JUDGMENT, A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH (WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER).

IN ANY SUCH ACTION, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LANDLORD OR SOMEONE ACTING FOR IT SETTING FORTH FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS LEASE BE FILED IN SUCH ACTION (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL, AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT AND ALL PERSONS CLAIMING UNDER TENANT HEREBY RELEASE LANDLORD FROM ANY CLAIMS ARISING FROM ANY ERRORS OR DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT, IN CAUSING SUCH WRIT OF POSSESSION OR OTHER PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, AND HEREBY AGREE THAT NO WRIT OF ERROR OR OBJECTION SHALL BE MADE OR TAKEN THERETO.

THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ONE EXERCISE, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME, AS OFTEN AS OCCASION THEREFOR SHALL EXIST. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE TERM.

THIS SECTION 15.2(e) SETS FORTH A WARRANT OF ATTORNEY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR TENANT AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES UNCONDITIONALLY ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRE-JUDGMENT AND PRE-EXECUTION NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE.

TENANT SPECIFICALLY ACKNOWLEDGES THAT LANDLORD HAS RELIED ON THE WARRANT OF ATTORNEY SET FORTH IN THIS SECTION 15.2(e) IN

ENTERING INTO THIS LEASE WITH TENANT AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE.”

11.
Exercise of Option to Renew. Tenant and Landlord acknowledge and agree that the extension of the term of the Lease pursuant to this Amendment is in lieu of an exercise by Tenant of Tenant's renewal option under Section R1-A of Rider One of the Lease and, therefore, Section R1-A of Rider One of the Lease is hereby deleted from the Lease and rendered of no further force or effect.
12.
Option to Renew. Provided and upon the conditions that, (a) at the time Tenant exercises its right and option (described below) to extend the term of the Lease and immediately prior to the commencement date of the applicable extension term, the Lease shall be in full force and effect and Tenant shall not be in breach of any of the provisions of the Lease (whether or not the same constitutes an "Event of Default" as defined in Article 15 of the Lease), and (b) during the twelve (12) months prior to such commencement date no such Event of Default shall have occurred, Tenant shall have the right and option, exercisable by giving Landlord prior written notice thereof at least nine (9) months before the commencement date of the extension term, to extend the term of the Lease for one term of three (3) years, commencing on September 1, 2026 and expiring on August 31, 2029, at a monthly Fixed Rent (expressed as an annual amount per square foot of the total rentable square feet of the Premises) equal to the greater of (1) the monthly Fixed Rent payable by Tenant for the month immediately preceding the commencement date of the extension term, and (2) the Fair Market Rent (defined below) as of the commencement date of the extension term, but otherwise upon the same terms, conditions and provisions contained in the Lease including, without limitation, the obligation of Tenant to pay Additional Rent under Section 2.3 of the Lease (except that (A) Landlord shall have no obligation to perform any improvements to the Premises or provide any contribution therefor, (B) there shall be no waiver or abatement of Rent, and (C) there shall be no further right and option to extend). As used herein, "Fair Market Rent" means the monthly base rent, per square foot (with a tenant to pay Additional Rent of the same types described in the Lease), for a lease term equivalent to the extension term, at which Landlord is renewing leases for comparable improved office space in the complex of which the Building is a part and landlords are leasing comparable improved office space in buildings that are comparable to the Building and located in the Bala Cynwyd and Conshohocken, Pennsylvania markets (with appropriate adjustments to take account of variations in location, size and tenant fit-up costs undertaken by Landlord and such landlords) as provided to Tenant by Landlord's written notice within thirty (30) days of receipt of Tenant's notice of exercise. Within ten (10) days after Tenant's receipt of such notice from Landlord to Tenant, Tenant shall give notice to Landlord either accepting or rejecting the Fair Market Rent (if greater than the monthly Fixed Rent payable by Tenant for the month immediately preceding the commencement date of the extension term). If Tenant rejects such terms or if Tenant fails to notify Landlord within such ten (10) day period, then the Lease shall terminate absolutely, without the necessity of any further notice from either party, at the end of the then existing Term of the Lease. If Tenant accepts such terms, then Landlord shall prepare, and the parties shall execute, an appropriate amendment to the Lease reflecting the amendment.
13.
Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent, finder or other person in connection with the negotiation for or the obtaining of this Amendment, and that no broker, agent, finder or other person brought about the transaction contemplated by this Amendment, other than Tishman Speyer Properties, L.L.C. and Tactix Real Estate Advisors, LLC. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, lawsuits, liabilities, damages and costs, including attorneys' fees, incurred by Landlord by reason of any breach of Tenant's foregoing warranty. Landlord shall pay Tishman Speyer Properties, L.L.C. and Tactix Real Estate Advisors, LLC. the respective commissions earned by them (if any) in connection with this Amendment pursuant to separate agreements. Landlord shall indemnify, defend and hold Tenant harmless from any claim of any other broker, agent, finder or other person with whom Landlord may have dealt in connection with this Amendment.
14.
Ratification of Lease. Except as specifically modified by this Amendment, all of the provisions of the Lease are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect, including, without limitation, all remedies reserved to Landlord, with which remedies Tenant hereby acknowledges complete familiarity, and which remedies are incorporated herein by reference as though set forth in their entirety.
15.
Acknowledgements. Tenant hereby acknowledges that, as of the date of this Amendment, (a) except as modified by this Amendment, the Lease is in full force and effect; (b) the Lease has been assigned or encumbered by Tenant; (c) Tenant knows of no current defense or counterclaim to the enforcement of the Lease; (d) Tenant is not currently entitled, to Tenant's knowledge, to any offset, abatement or reduction of rent under the Lease; (e) Landlord has completed all work to be performed by Landlord, except for the work to be performed by Landlord in accordance with the provisions of this Amendment and paid all contributions and other sums due to Tenant under the Lease, if any, and (f) there are no existing defaults by Tenant or, to Tenant's knowledge, by Landlord in the performance of their obligations under the Lease, nor to the best of Tenant's knowledge, is there now any fact or condition which, with notice or lapse of time or both, will become such a default, and to the best of Tenant's knowledge there is no offset, defense, counterclaim or credit against any rental or other payment due under the Lease.
16.
Limitation of Liability. Notwithstanding anything appearing to the contrary in the Lease or this Amendment, the officers, directors, agents, managers, employees, and direct and indirect shareholders, partners, members and owners of Landlord and Landlord's Agent, respectively (or any officer, director, agent, manager, personal representative, trustee or employee of any direct or indirect shareholder, partner, member or owner of Landlord or Landlord's Agent, respectively) (collectively, the “Landlord Parties”), shall not be personally liable for any debts or other obligations of Landlord or in respect of any claims against Landlord arising under the Lease or this Amendment, and any such debts, obligations or claims shall be satisfied solely out of the interest of Landlord in the Building. No personal judgment shall be sought or obtained against any Landlord Party. "Landlord's Agent" means Landlord's agent for leasing and management functions at the Building, Tishman Speyer Properties, L.L.C., and any successor thereto.
17.
Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of Landlord and Tenant and their respective heirs, executors, personal representatives, administrators, successors and permitted assigns.

18.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
19.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

LANDLORD:

Bala Plaza Property, Inc.,

a Delaware corporation

By: /s/ Paul A. Galiano

Its: Senior Managing Director

THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSION OF JUDGMENT CONTAINED IN SECTION 15.2(e) OF THE LEASE, AS RESTATED BY THIS AMENDMENT, AND KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY ENTERS INTO THIS AMENDMENT FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS BY VIRTUE OF SUCH CONFESSION OF JUDGMENT.

TENANT:

Larimar Therapeutics, Inc.,

a Delaware corporation

By: /s/ Carole Ben-Maimon

Its: President and CEO

EXHIBIT A

Additional Space

[Omitted]

EXHIBIT B

CONFIRMATION OF ADDITIONAL SPACE COMMENCEMENT DATE AND EXPIRATION DATE

[Omitted]

EXHIBIT C

Space Plan

[Omitted]

EXHIBIT D

Reserved Parking

[Omitted]